Consent of Independent Registered Public Accounting Firm

ParkerVision, Inc.

Jacksonville, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-197741, 333-178064, 333-214596 and 333-226784) of ParkerVision, Inc. of our report dated April 1, 2019, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Certified Public Accountants

Jacksonville, Florida

April 14, 2020